Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-222519 on Form S-8 and Registration Statement No.333-248730 on Form F-3 of our reports dated April 19, 2024, relating to the financial statements of ZTO Express (Cayman) Inc. and the effectiveness of ZTO Express (Cayman) Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 19, 2024